FORM 8-K


                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.   20549


                                Current Report

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934
       Date of report (Date of earliest event reported): July 19, 1999



                                 CALTON, INC.
           (Exact name of registrant as specified in its charter)



            New Jersey                                   22-2433361
     (State or other jurisdiction                    (I.R.S. Employer
   of incorporation or organization                Identification Number)


                                    1-8846
                           (Commission File Number)


                              125 Half Mile Road
                       Red Bank, New Jersey 07701-6749
        (Address of principal executive offices, including zip code)

                       Registrant's telephone number,
                    including area code: (732) 212-1280

Item 5. Other Events

   Calton, Inc. (the "Company"), announced today that it has acquired iAW,Inc.
(iAW) an Internet business solution provider established in 1995 that assists companies in defining an effective Internet business strategy and implementing the components of the strategy, including website design and E-Commerce applications. iAW, which is an early stage development company, also provides video conference services. The purchase price for the acquisition, which was structured as an asset purchase, was $250,000. Kenneth D. Hill, who is a Calton director, is the Chief Executive Officer and a principal shareholder of iAW. Mr. Hill and two other officers of iAW have entered into employment agreements with the Company pursuant to which they have each been granted options to acquire 600,000 shares of Calton Common Stock at an exercise price of $1.63 per share.

iAW's unaudited results are as follows: unaudited revenues and net income were $218,000 and $44,000, respectively, for the year ended December 31, 1998. Unaudited revenues and net income were $368,000 and $91,000, respectively, for the six months ended June 30, 1999.

   The acquired business will be operated through a wholly owned subsidiary of Calton, which has changed its name to eCalton.com, Inc.
The Company has agreed to contribute up to $2,000,000 of debt and/or equity capital, at such time and incremental amounts as it reasonable determines to provide the funds necessary to implement the iAW business plan.

   The Company continues to analyze other opportunities to deploy the funds generated by its sale of Calton Homes, Inc. that occurred at the end of 1998.



                               SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has fully caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              Calton, Inc.
                              ------------------------------------



                              By: /s/David Coppola
                              ------------------------------------
                              David J. Coppola, Vice President and Treasurer (Principal Financial and Accounting Officer)

Dated: July 28, 1999